EXHIBIT 99.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Cenex Harvest States Cooperatives (the “Company”), on Form 10-Q for the period ended November 30, 2002 as filed with the Securities and Exchange Commission on January 9, 2003 (the “Report”), I, John D. Johnson, President and Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John D. Johnson
John D. Johnson
President and Chief Executive Officer
January 9, 2003